Exhibit 99.4

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), made as of this 5th day of September, 2008 by and between The Park Avenue Bank (“Bank”) and Inter Alia Holding Company (“Pledgor”).

BACKGROUND

Bank has entered into Loan Agreement with International Barcode Corporation (Borrower), pursuant to which Bank provides certain financial accommodations to Borrower.

In order to further induce Bank to provide financial accommodations to Borrower, the Pledgor has agreed to enter into this Pledge and Security Agreement.

Pledgor maintains securities accounts numbered G15-1351363 in its name at Oppenheimer & Co., Inc. (the “Securities Accounts”) and Pledgor has agreed to pledge its interests in the Securities Accounts to Bank upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  For purposes of this Agreement the following terms shall have the following meanings:

“Loan Agreement” shall mean the Loan Agreement entered into between Bank and Borrower.

“Obligations” shall mean collectively, all obligations, indebtedness and liabilities, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due, of Borrower to Bank.

“Securities Accounts” shall mean, jointly and severally, (a) those certain securities accounts numbered G15-1351363 maintained at Oppenheimer & Co., Inc. (“Broker”) in the name of Pledgor, including all debt and equity securities and other financial assets contained from time to time therein.

2.             Pledge and Grant of Security Interest.

To secure the full and punctual payment and performance of the Obligations, Pledgor hereby assigns, transfers, pledges, hypothecates and grants to Bank, a security interest in the Securities Accounts and all distributions, interest, dividends, options, warrants, increases, profits and income received therefrom, in all substitutions therefore and in all proceeds thereof in any form (collectively, the “Collateral”).

3.             Representations and Warranties of Pledgor.  Pledgor represents and warrants to Bank (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full and the Loan Agreement has been irrevocably terminated) that:

(a)           The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

(b)           This Agreement constitutes the legal, valid, and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

(c)           No consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is necessary for the execution, delivery and performance of this Agreement by Pledgor or, the exercise by Bank of any rights with respect to the Collateral or for the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder.

(d)           Pledgor is not a party to any pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which, if adversely determined could materially adversely affect the Collateral.

(e)           Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to Bank, in accordance with the terms of this Agreement.

(f)            Pledgor owns each item of Collateral and except for the pledge and security interest granted hereunder to Bank, the Collateral is free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever.

(g)           The pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in Bank, all rights of Pledgor in the Collateral as contemplated by this Agreement.

(h)           The Fair Market Value (as hereinafter defined) of the Collateral is at least $2,143,000 Dollars.  “Fair Market Value” of any Collateral at any date shall mean the lesser of (i) the current cash value of such Collateral as set forth on the most recent statement of account delivered to (A) Pledgor or (B) Bank with respect to such Collateral or (ii) the current cash value of such Collateral as determined by Bank.

4.             Affirmative Covenants.  Until such time as all of the Obligations have been paid in full and the Loan Agreement has been irrevocably terminated, Pledgor shall:

(a)           Defend the Collateral against the claims and demands of all other parties and keep the Collateral free from all security interests and other encumbrances, except for the security interest granted hereunder to Bank.

(b)           In the event Pledgor comes into possession of any portion of the Collateral in violation of the terms and provisions of this Agreement, hold the same in trust for Bank, and deliver to Bank, Collateral in the form received, no later than three (3) business days following Pledgor’s receipt thereof.

(c)           In the event any portion of the Collateral is held by a third party, take all action that Bank may reasonably request so as to maintain the validity, enforceability, perfection and priority of Bank’s security interest in the Collateral.

(d)           Within five (5) business days of receipt thereof by Pledgor, deliver to Bank all notices and statements relating to the Collateral received by Pledgor.

(e)           Notify Bank promptly of any material adverse event relating to the Collateral or any material adverse change in the value of the Collateral.

(f)            At the written request of Bank at any time and from time to time, at Pledgor’s sole expense, promptly take such action and execute and deliver such financing statements and further instruments and documents as Bank may reasonably request in order to more fully perfect, evidence or effectuate the pledge and assignment hereunder and the security interest granted hereby and to enable Bank to exercise and enforce its rights and remedies hereunder.  Pledgor authorizes Bank to file one or more financing or continuation statements under the Uniform Commercial Code of the States of New York or other appropriate state (the “UCC”) relating to the Collateral, naming Bank as secured party.

(g)           Furnish to Bank such other information relating to the Collateral as Bank may from time to time reasonably request.

5.             Negative Covenants.  Until such time as the Obligations have been paid in full and the Loan Agreement has been irrevocably terminated, Pledgor shall not:

(a)           Sell, convey, or otherwise dispose of any of the Collateral or any interest therein or incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of Pledgor’s assets, including, without limitation, the Collateral or the proceeds thereof other than that created hereby; provided, however, that unless an Event of Default has occurred which is then continuing, Pledgor may (i) receive and retain any and all interest payments and regular cash dividends paid by the companies in which Pledgor holds equity and/or debt securities in the Securities Accounts and (ii) sell and purchase equity and/or debt securities within the Securities Accounts, utilizing the proceeds from any such sale to purchase replacement securities regularly traded in the public securities marked located in the United States of America.

(b)           Enter into any material amendment of or modification to any agreement between Pledgor and Broker relating to any of the Securities Accounts without Bank’s prior written consent.

6.             Events of Default.

The term “Event of Default” wherever used herein shall mean the occurrence of any one of the following events:

(a)           An “event of default” or a “default” occurs under the Loan Agreement or the Loan Documents;

(b)           Pledgor’s failure to comply with or perform any of its undertakings or obligations under any agreement between Pledgor and Bank;

(c)           Borrower’s failure to comply with or perform any of its undertakings or obligations under any agreement between Borrower and Bank;

(d)           Any representation, warranty, statement or covenant made or furnished to Bank by or on behalf of Pledgor or Borrower in connection with this Agreement proves to have been false in any material respect when made or furnished or is breached, violated or not complied with;

(e)           Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)            The Collateral is subjected to levy of execution, attachment, distraint or other judicial process; or the Collateral is the subject of a claim (other than by Bank) of a lien, security interest or other right or interest in or to the Collateral which is not stayed, lifted or released within thirty (30) days.

7.             Remedies.

Upon the occurrence of an Event of Default and so long as such Event of Default is continuing Bank may:

(i)            Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof), as Bank may determine in its sole discretion;

(ii)           Require that all distributions and other amounts payable with respect to the Collateral be delivered to Bank as additional collateral security for the Obligations; and

(iii)          Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time any part of the Collateral for such price or prices and on such terms as Bank in its sole discretion may determine.

Pledgor acknowledges that ten (10) days’ prior written notice of the time and place of any sale of any of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Pledgor within the meaning of the UCC.  Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder.  In addition to the foregoing, Bank shall have all of the rights and remedies of a secured party under applicable law and the UCC.

8.             Proceeds of Collateral Agreement.  The proceeds of any disposition under this Agreement of the Collateral pledged to Bank by Pledgor shall be applied as follows:

(a)           First, to the payment of all costs, expenses and charges of Bank incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, reasonable attorneys’ fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Bank in the protection, enforcement or exercise of its rights, powers or remedies hereunder, with interest on any such reimbursement at the rate prescribed in the Loan Agreement as the effective rate from the date of payment;

(b)           Second, to the payment of the Obligations in whole or in part, in such order as Bank my elect, whether or not such Obligations are then due;

(c)           Third, to such persons, firms corporations or other entities as required by applicable law including, without limitation, Section 9-608(c) of the UCC; and

(d)           Fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

9.             No Waiver.  Any and all of Bank’s rights with respect to the pledge, assignment and security interest granted hereunder shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Bank in reference to any of the Obligations.  Pledge hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance.  No delay or extension of time by Bank in exercising any power of sale, option or other right or remedy hereunder, and no failure by Bank to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice Bank’s right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.

10.           Expenses.  The Collateral shall secure, and Pledgor shall be jointly and severally liable for and shall pay to Bank on demand, from time to time, all expenses (including but not limited to, attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges)

of, or incidental to, the custody, care, transfer and administration of the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Bank under this Agreement.

11.           Bank Appointed Attorney-In-Fact and Performance by Bank.  Pledgor hereby irrevocably constitutes and appoints Bank as Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which Bank may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Bank’s name.  Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable.  If Pledgor fails to perform any agreement herein contained, Bank may itself perform or cause performance thereof, and any expenses of Bank incurred in connection therewith shall be paid by Pledgor as provided in Section 10 hereof.

12.           Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

13.           Miscellaneous.

(a)           This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties.

(b)           No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)           In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d)           This Agreement shall be binding upon Pledgor, and Pledgor’s administrators, heirs, successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

(e)           Any notice or request hereunder may be given to Pledgor or to Bank at their respective addresses set forth below or at such other address as may hereafter be specified in an notice designated as a notice of change or address under this Section.  Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail.  Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier or the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice.

(A) If to Bank:	Park Avenue Bank
460 Park Avenue
New York, New York 10022
Attention: Moshe Rosenwasser
Telephone: 212-755-4600 ext 170
Telecopy: 212-223-8086

with a copy to:	Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: Harvey C. Guberman, Esq.
Telephone: (212) 478-7200
Telecopy: (212) 478-7400

(B) If to Pledgor:	Inter Alia Holding Company
275 Park Avenue South 7th Floor
New York, NY 10016
Telephone:
Telecopy:

(f)            This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)           PLEDGOR AND BANK EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND PLEDGOR AND BANK EACH HEREBY AGREES AND

CONSENTS THAT ANY SUCH ACTIONS OR PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h)           PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT.  ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.  PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

(i)            This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.  Any signature delivered by telecopy shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

INTER ALIA HOLDING COMPANY

By:	/s/ Juliane Lynch
Name: Juliane Lynch
Title: President

THE PARK AVENUE BANK

By:	/s/ Moshe Rosenwasser
Name: Moshe Rosenwasser
Title: Senior Vice President